Exhibit 99.1

March 30, 2004

News Release

Source: EnXnet, Inc.

EnXnet, Inc. Announces Southern Life Entertainment Chooses DVDPlusJ/OneDisc Format

Tulsa, Okla -(BUSINESS WIRE) - March 30, 2004 EnXnet, Inc. (OTCBB:EXNT - news) - EnXnet, Inc. and its marketing associate OneDisc Marketing announce today that Southern Life Entertainment plans to release the first of three compilation albums utilizing the revolutionary OneDisc's DVDPlusJ Technology. The albums will showcase the best Hip Hop talent the Southwest region has to offer. The first set of masters are scheduled to be manufactured by April 15 to accommodate a commercial release in early May. "We are very thrilled to be able to utilize this format because it will allow our artists to connect with fans in cutting edge fashion!" said Jenny Torres, VP of Artist Relations, Southern Life Entertainment. The titles for second and third volumes will be determined at a later date, but are tentatively scheduled for release sometime in July and August.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

_______________________________________________________________________________________________
=====================================================================================

###

Contact:

Ryan Corley
EnXnet, Inc.
1723 S. Boston Ave.
Tulsa, OK 74119
918-592-0015
Fax: 918-592-0016
investor@enxnet.com